EXHIBIT 10.3

FIRST AMENDMENT

TO THE

PROFESSIONAL CONSULTING AGREEMENT

This FIRST AMENDMENT is to modify, delete and add certain terms and conditions to that certain Professional Consulting Agreement by and between VestCo Corp., a Delaware corporation (“Vestco”), and Power Clouds Inc., a Nevada corporation (“PWCL”) signed by both parties on July 25, 2016 (the “Agreement”).

Unless otherwise indicated, terms used herein that are defined in the Agreement shall have the same meanings herein as in the Agreement.

The parties hereto agree as follows:

1. Immediately effective upon the full execution of this Amendment, Vincent Browne shall be appointed as the Company’s Chief Executive Officer.

2. In accordance with the above, Section 2.1 of the Agreement shall be modified so that it reads as follows:

2.1 Consulting Services. Vestco shall designate Vincent Browne as the individual of Vestco to have the title, duties and responsibilities of the Chief Executive Officer of the Company and as Acting Chief Financial Officer (CFO) and Corporate Secretary of the Company (“Executive”). Executive shall have such powers and active management over the property, business, and affairs of the Company as is consistent with the office of the Chief Executive Officer, Acting CFO and Corporate Secretary of a public company, all subject to the direction of the Company’s Board of Directors. Executive shall perform faithfully and diligently all of his duties as Chief Executive Officer, Acting CFO and Corporate Secretary and shall execute a Confidentiality Agreement, attached hereto and incorporated herein as Exhibit A. The Company’s Board of Directors shall use its best efforts to have Executive appointed as Chairman of the Board and remain as Chairman of the Board of Directors during the Term of this Agreement.

3. On December 31, 2016 any and all warrants issued pursuant to Section 4.3 of the Agreement were agreed by the parties to be terminated and cancelled, effective as of December 31, 2016. Additionally, any and all warrants to be issued pursuant to Section 4.3 of the Agreement are hereby also immediately terminated and cancelled, both vested and unvested, conditional and unconditional, contingent and un-contingent, and therefore Section 4.3 of the Agreement is hereby deleted in its entirety and of no further force or effect.

Except as herein modified, all the terms and conditions of the above referenced Agreement shall remain in full force and effect. In the event of any conflict between this First Amendment and the Agreement, the provisions of this First Amendment shall prevail.

The parties hereby agree that signatures transmitted and received via facsimile or other electronic means shall be treated for all purposes of this First Amendment as original signatures and shall be deemed valid, binding and enforceable by and against both parties.

First Amendment

Professional Consulting Agreement

Initials: _______

Power Clouds Initials: ______

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BOTH PARTIES HERETO REPRESENT THAT THEY HAVE READ THIS FIRST AMENDMENT, UNDERSTAND IT, AGREE TO BE BOUND BY ALL TERMS AND CONDITIONS STATED HEREIN, AND ACKNOWLEDGE RECEIPT OF A SIGNED, TRUE AND EXACT COPY OF THIS AMENDMENT.

IN WITNESS WHEREOF, the parties hereto have agreed to amend the terms and conditions of the First Amendment.

POWER CLOUDS INC.

By:	/s/ Roberto Forlani
Name:	Roberto Forlani
Its:	Director
Date:	September 29, 2017

VestCo Corp.

By:	/s/ Vincent Browne
Name:	Vincent Browne
Its:	President
Date:	September 29, 2017

First Amendment

Professional Consulting Agreement

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